UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2009 (August 28, 2009)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 28, 2009, as the culmination of a request for proposal process, the Audit Committee of First Place Financial Corp. (the “Company”), in concurrence with the full Board of Directors, appointed KPMG LLP (“KPMG”) as the Company’s principal accountants for the fiscal year ending June 30, 2010, subject to completion by KPMG of its standard client evaluation procedures. The Audit Committee chose not to renew the engagement of Crowe Horwath LLP (“Crowe”), which is currently serving as the Company’s principal accountant, and notified Crowe that it would be dismissed as the Company’s principal accountant after completion of the 2009 engagement and the filing of the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

The effectiveness of Crowe’s dismissal will be disclosed as an amendment to this Current Report on Form 8-K and will include as an exhibit its response letter addressed to the Securities and Exchange Commission concerning the Item 304(a) disclosures to be provided therein.

During the fiscal years ended June 30, 2009 and 2008, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: August 31, 2009	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer